PRICING SUPPLEMENT NO. 127                                        Rule 424(b)(3)
DATED: June 26, 1998                                          File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                $7,096,595,162
                        THE BEAR STEARNS COMPANIES INC.
                          MEDIUM-TERM NOTES, SERIES B
            WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                Floating Rate Notes        Book Entry Notes
$50,000,000                      [x]                        [x]

Original Issue Date:             Fixed Rate Notes           Certificated Notes
June 29, 1998                    []                         [_]


Maturity Date:                   CUSIP#: 073928 DP 5
June 29, 1999

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:


                                                 Optional             Optional
                         Redemption              Repayment            Repayment
Redeemable On            Price(s)                Date(s)              Price(s)

N/A                      N/A                     N/A                  N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Interest Payment Date:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                      Maximum Interest Rate: N/A

[_]     Commercial Paper Rate             Minimum Interest Rate: N/A

[x]     Federal Funds Rate                Interest Reset Date(s): Daily

[_]     Treasury Rate                     Interest Reset Period: Daily

[_]     LIBOR Reuters                     Interest Payment Date(s): *

[_]     LIBOR Telerate

[_]     Prime Rate                        Interest Payment Period: Quarterly


[_]     CMT Rate


Initial Interest Rate: **

 Index Maturity:  N/A

 Spread (plus or minus): +0.11%
--------------------------------------



NYFS04...:\25\22625\0123\2041\SUP5278P.15I

*     On the 29th of each September, December, March and June.

**    The Federal Funds Rate on June 26, 1998 plus 11 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.



























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